EXHIBIT 10.18

AMENDMENT #3 TO THE

ACQUISITION AND PURCHASE AGREEMENT

DATED AS OF March 29, 2018, BUT EFFECTIVE

NOVEMBER 3, 2017

BY AND BETWEEN

TPT GLOBAL TECH, INC.

AND

BLUE COLLAR PRODUCTIONS, INC.

AND ITS

SHAREHOLDERS

AMENDMENT #3 TO THE

ACQUISITION AND PURCHASE AGREEMENT

This AMENDMENT, dated as of August 18, 2018 but effective November 3, 2017, (the "Amendment #3"), is by and between TPT Global Tech, Inc. ("TPTG"), a Florida Corporation and Blue Collar Productions, Inc, a California Corporation (“Blue Collar” or “Seller”), together referred to as (“Parties”).

WHEREAS, the Seller entered into an Acquisition and Purchase Agreement dated as of November 3, 2017, (“the Agreement”), by and between TPTG and Blue Collar and it’s Shareholders, as amended on February 9, 2018 through Amendment #1, and as amended March 29, 2018 through Amendment #2 (“Amendment #2) to the Acquisition and Purchase Agreement dated November 3, 2017;

WHEREAS, the Seller has agreed to the TPTG proposal to amendment to the Agreement by among other things agreeing to replace Article I;

NOW, THEREFORE, TPTG and the Seller, in consideration of the foregoing and to document the respective intentions, representations, warranties, covenants and agreements by and between the undersigned, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, agree to amend the Agreement as follows and void and replace in its entirety Article 1 and Article III of Amendment #2:

AMENDMENT

The Parties hereby amend the specific provisions of the Agreement set forth below, which void and replace in its entirety Amendment #2. All other terms and conditions of the Agreement shall not be modified in this Amendment #3 and shall remain in full force and effect and be considered incorporated herein as part of Amendment #3. To the extent of any conflict between the provisions of this Amendment and the Agreement, this Amendment shall take precedence.

ARTICLE I
THE CONSIDERATION

SECTION 1.01 Consideration for Acquisition. The consideration deliverable at Closing (as herein defined) by TPTG to Seller is as follows: In consideration for all assets of Seller, including ownership in Seller (“Seller Interest”), as specifically listed and identified on Exhibit A and Exhibit B, collectively,

a)      TPTG shall issue to Seller 6,500,000 shares of restricted Common Stock of TPTG with the rights and privileges equal to the common stock of TPTG;

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b)      Seller will receive a promissory note (“Promissory Note”) in the amount of one million six hundred thousand dollars ($1,600,000). Said promissory note must be fully funded by a cash deposit into a bank account as prescribed by Seller within thirteen (13) months of the Closing. In addition, TPTG agrees that the use of proceeds for any public offering after the current Form S-1 filing, which is intended to be in the next twelve months, will include the payoff of the promissory note.

c)	Together with the Closing, TPTG shall grant to Seller a security interest in the Seller Interest and Blue Collar assets to secure TPTG’s obligations under the Promissory Note and the Agreement (the “TPTG Obligations.) In order to protect the Seller, TPTG shall execute the Pledge Agreement with covenants set forth in in the Security Agreement, and Exhibit C to the Acquisition Agreement shall no longer be effective. .

The Acquisition is effective as of the date September 1, 2018 For clarity, Seller has an additional right to exercise its rights under the Security Agreement which shall allow foreclosure thereunder if any of the covenants of paragraphs 1.01(a), (b) and (c) are not met twelve months (12) after the closing without cost to seller.

ARTICLE III
CLOSING

SECTION 3.01 – Closing. With respect to the TPTG and the Seller, the Closing shall be deemed to have occurred September 1, 2018 (“Closing”).

ARTICLE IX
SURVIVAL OF REPRESENTATIONS AND WARRANTIES;

POST-CLOSING CONDITIONS AND COVENANTS

Section 9.03 Additional Conditions of Obligations of TPTG

TPTG hereby waives any additional conditions set forth in the Agreement.

Section 9.04 Additional Conditions of Obligations of Sellers

Without limiting existing conditions of Closing, the obligation of the Sellers to consummate and close the transactions contemplated by this Agreement are subject to the fulfillment of all of the following additional or amended conditions at or prior to the date of this Amendment (“Covenant Date”):

(a)           The representations and warranties of TPTG contained in the Agreement shall be true and correct in all material respects on the Covenant Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, including delivery of Financial Statements through the most-recent respective year-end, quarter-end and month-end.

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(b)           TPTG shall have performed and complied with all covenants, conditions and obligations of this Agreement required to be performed or complied with by TPTG on or before the Closing Date and the Covenant Date.

(c)           TPTG shall have delivered to Seller a certificate executed by the President of TPTG to the effect that, as of the Covenant Date: (i) all representations and warranties made by TPTG under the Agreement were true and complete as of the Closing Date and remained true as of the Covenant Date as if made as of each date, and (ii) all covenants, obligations and conditions of this Agreement to be performed by TPTG on or before such dates have been so performed.

END OF AMENDMENT 3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment #1 to be duly executed on the 18th day of August 2018.

TPT Global Tech, Inc.

a Florida Corporation

By: ___________________________

Name: Stephen J. Thomas III

Title: President

Blue Collar Productions, Inc.

a CALIFORNIA CORPORATION

By:_____________________________

Name: Mark Rowen

Title: President and 100% Owner Seller Interest

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SCHEDULE OF EXHIBITS

Exhibit	Document

A	Shareholders of Seller

B	Assets of Seller

EXHIBIT A

Shareholders of Seller

Mark Rowen - 100%

EXHIBIT B

Assets of Seller

Editorial Equipment and Computers

Tape Library Assets

Office Furniture and Other